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                                                                   EXHIBIT 99.1


                                 [NETZEE LOGO]


FOR IMMEDIATE RELEASE


Contact:     Richard S. Eiswirth
             Chief Financial Officer
             770-805-2151


                   NETZEE, INC. DISPOSES DPSC SOFTWARE, INC.

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                      Netzee Closes Sale of DPSC Assets

         ATLANTA, Feb. 5 /PRNewswire/ -- Netzee Inc. (Nasdaq: NETZ), a leading provider of Internet banking products and Internet commerce solutions for community financial institutions, announced today that it has closed the sale of certain of the assets it previously acquired from DPSC Software, Inc. in December 1999 to The InterCept Group, Inc. (Nasdaq: ICPT) for approximately $14.1 million in cash plus the assumption of certain related liabilities.

         After settling certain closing and other liabilities, and retaining cash for operations, Netzee will use approximately $11.8 million of the proceeds from the sale to pay down principal balances on a $20 million revolving loan facility from InterCept and the John H. Harland Company. The revolving loan facility will remain in place, and will be used to fund Netzee's future operations.

         Borrowings available from the above noted facility are expected to provide adequate financing for Netzee to reach positive cash flow in 2001. Netzee will record a capital loss of approximately $7.5 million on the sale of the DPSC assets.

ABOUT NETZEE

         Netzee provides financial institutions with a suite of Internet-based products and services, including full-service Internet banking, bill payment, cash management, Internet commerce services, custom web design and hosting, branded portal design, access to brokerage services, implementation and marketing services, financial analytic tools and financial information tools. Netzee was formed in 1999 as a subsidiary of The InterCept Group, Inc., and as the successor to a company founded in 1996. Netzee became a public company in November 1999, raising approximately $61.6 million in gross proceeds from its initial public offering. The company's stock is traded on the Nasdaq National Market under the symbol NETZ. Further information about Netzee is available at www.netzee.com.

ABOUT INTERCEPT

         InterCept is a single-source provider of a broad range of technologies, products, and services that work together to meet the electronic commerce and operating needs of community financial institutions. InterCept's services include electronic funds transfer, core bank processing software, check imaging, and data communications management, as well as Internet banking products and services through its affiliate, Netzee, Inc. Further information about InterCept is available at www.intercept.net.


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SAFE HARBOR STATEMENT

         This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Netzee and its management with respect to, among other things: (1) whether we can successfully combine the operations we have acquired, and operations we may acquire, to create or continue improvements in our financial condition; (2) the anticipated impact of certain events and circumstances; (3) trends affecting our operations, financial condition and business; (4) our growth and operating strategies; (5) our ability to achieve our sales, cash flow and cost-saving objectives; (6) the continued and future acceptance of and demand for our products and services by our customers. The words "may," "will," "anticipate," "believe," "intend," "plan," "allow," "strategy" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of risks related to the integration of acquired assets and businesses; the assets and businesses we have sold or may plan to sell; our ability to achieve, manage or maintain growth and execute our business strategy successfully; our dependence on developing, testing and implementing enhanced and new products and services; our ability to sell our products and services to financial institution customers and their customers; our ability to respond to competition; the volatility associated with Internet-related companies; our ability to obtain adequate funding and various other factors discussed in detail in the section entitled "Factors that May Affect Our Future Results of Operations or Financial Condition" in our Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission on March 29, 2000, as amended on May 1, 2000, and in our subsequent quarterly and current reports that we have filed with the SEC. Netzee undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.


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